                          FUND PARTICIPATION AGREEMENT

         THIS AGREEMENT is made as of the lst day of July, 1994, by and among Janus Capital Corporation, a Colorado corporation ("Janus Capital"), Janus Service Corporation, a Colorado corporation, ("Janus Service") (together "Janus"), and The Lincoln National Life Insurance Company, a life insurance company organized under the laws of the State of Indiana (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be Amended from time to time (the "Accounts").

                                   WITNESSETH:

         WHEREAS, the Company has established the Accounts to serve as funding vehicles for certain variable group annuity contracts offered by the Company set forth on Schedule A ("Contracts"); and

         WHEREAS, each Janus Fund set forth on Schedule B hereto (which may be amended from time to time by mutual written consent) ("Fund or Funds") engages in business as an investment company registered under the Investment Company Act of 1940, as amended (" 1940 Act "); and

         WHEREAS, to the extent permitted by applicable securities and insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account.

         NOW, THEREFORE, in consideration of their mutual promises, the Company and Janus agree as follows:

                                   ARTICLE I.
                               SALE OF FUND SHARES

          1.1. Janus will provide to the Company closing net asset values, dividends, and capital gains information at the close of trading each business day. Orders by the Company will be sent to Janus the morning of the following business day (after receipt by the Company). The Funds will execute orders at the net asset values as determined as of the close of trading on the day of receipt of such orders by the Company, provided that (a) the Company receives such orders prior to the time the net asset values of the Funds are priced in accordance with their prospectuses the day before the order is placed with the Funds, and (b) such orders are received by Janus Capital by 9:00 a.m. Mountain Time the day following their receipt by the Company and payment for such orders is received by Janus Capital no later than 2:00 p.m. Mountain Time that day. Payment for net purchases will be wired to a custodial account designated by Janus to coincide with the order for shares of the 'Funds. Proceeds from net redemptions of Fund shares will be wired from the Fund's custodial account to an account designated by the Company. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-dividend date net asset value.

          1.2. Janus Service appoints the Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of the Funds by the Company on behalf of each Account.

                                   ARTICLE II.
                           OBLIGATIONS OF THE PARTIES

          2.1. Janus Capital shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Funds. Janus Capital shall bear the costs of registration and qualification of its shares and the preparation and filing of the documents listed in this section 2. 1.

          2.2 Recordkeeping and other administrative services to Contract owners shall be the responsibility of the Company and shall not be the responsibility of Janus. Janus and the Funds will recognize one omnibus account for the Company in the Funds. Upon the request of Janus, the Company shall provide copies of records related to the Company's Fund transactions as may reasonably be requested to enable the Funds or their representatives to comply with any request of a governmental body or self-regulatory organization.

          2.3. The Company agrees and acknowledges that Janus Capital is the sole owner of the name and mark "Janus" and that any and all use of any designation comprised in whole or in part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Janus. The use by the Company of any Janus Mark in any advertisement or sales literature of other materials promoting the Funds shall be with the prior written consent of Janus. Except to the extent required by law, the Company shall not, without prior written consent of Janus, make written representations regarding the Funds, Janus or their affiliates, except those contained in the then current prospectus and the then current printed sales literature for the Funds. Upon termination of this Agreement for any reason, the Company shall cease all use of any Janus Mark(s) as soon as reasonably practicable. The Company shall not hold itself out to the public or engage in any activity as an agent or distributor for the Funds. The Company will comply with all applicable state and federal laws with respect to the use of shares of the Funds.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

          3.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Indiana and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A.

          3.2. The Company represents and warrants that the Contracts are currently treated as group annuity contracts under applicable provisions of the Code and state law and that it will make every effort to maintain such treatment and that it will notify Janus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

          3.3. The Company represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws.

          3.4. Janus represents and warrants that it is duly organized and validly existing under the laws of the State of Colorado.

          3.5. Janus represents and warrants that Fund shares offered and sold pursuant to this Agreement will be registered under the Securities Act of 1933 and the Funds shall be registered under the 1940 Act prior to any issuance or sale of such shares.

          3.6. Janus makes no representation as to whether any aspect of any Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

                           ARTICLE IV. INDEMNIFICATION

         4.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless Janus Capital, Janus Service, the Funds, and each of their trustees, officers, employees and agents and each person, if any, who controls Janus within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article IV) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
 Losses:

               (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this
         Article IV), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of Janus for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Janus Documents as defined in Section 4.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or Fund shares; or

               (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Fund Documents as defined in Section 4.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Janus by or on behalf of the Company; or

               (d) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

               (e) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

         4.2. INDEMNIFICATION BY JANUS CAPITAL. Janus Capital agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article IV) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Janus) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

               (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Fund (or any amendment or supplement thereto), (collectively, "Fund Documents" for the purposes of this Article IV), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Janus by or on behalf of the Company for use in Janus Documents or otherwise for use in connection with the sale of the Contracts or Fund shares; or

              (b) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of Janus; or

              (c) arise out of or result from any failure by Janus to provide the services or furnish the materials required under the terms of this Agreement; or

              (d) arise out of or result from any material breach of any representation and/or warranty made by Janus in this Agreement or arise out of or result from any other material breach of this Agreement by Janus.

         4.3. Neither the Company nor Janus shall be liable under the indemnification provisions of sections 4.1 or 4.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

         4.4. Neither the Company nor Janus shall be liable under the indemnification provisions of sections 4.1 or 4.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim or shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of sections 4.1 and 4.2.

         4.5 In case any such action is brought against the Indemnified
 Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                          ARTICLE V. FEES AND EXPENSES

          5.1. Janus recognizes the Company as the sole shareholder of each Fund's shares purchased under this Agreement. Janus further recognizes that substantial savings in administrative expense such as significant reductions in postage expense and shareholder communications and recordkeeping by virtue of each Fund's having a sole shareholder rather than multiple shareholders will be derived. In consideration of the administrative savings resulting from such arrangement, Janus Capital agrees to pay the Company a fee equivalent to 15 basis points per annum of the average amount invested in each Fund through the Accounts in accordance with this Agreement ("Fee").

          5.2. Janus will calculate the amount of the Fee to be paid to the Company at the end of each calendar quarter and will make such payment to the Company within thirty (30) days thereafter. Each check for such payment will be accompanied by a statement showing the calculation of the Fee for the relevant calendar quarter and such other supporting data as may be reasonably requested by the Company.

                             ARTICLE VI. TERMINATION

          6.1. This Agreement shall continue in full force and effect until the first to occur of:

               (a) termination by any party for any reason on sixty (60) days' advance written notice delivered to the other parties; or

               (b) termination by the Company by written notice to Janus with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

               (c) termination by the Company by written notice to Janus with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; and

               (d) termination by the Company by written notice to Janus with respect to any Fund in the event that such Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that such Fund may fail to do so qualify.

               (e) termination by Janus if it is determined by any federal or state regulatory authority that compensation to be paid hereunder is in violation of or inconsistent with any federal or state law. If Janus terminates for such reason, the Company may maintain investments in the Funds without further payment from Janus.

                              ARTICLE VII. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to Janus:

                  Janus Capital Corporation
                  100 Fillmore Street, Suite 300
                  Denver, Colorado 80206
                  Attention: Stephen L. Stieneker, Esq.,
                               Mark B. Whiston

         -If to the Company:

                  The Lincoln National Life Insurance Company
                  1300 S. Clinton St.
                  Fort Wayne, Indiana 46809
                  Attention: Pension Product Management

                           ARTICLE VIII. MISCELLANEOUS

          8.1 . The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

          8.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

          8.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

          8.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.

          8.5. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

          8.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

          8.7. The parties to this Agreement, acknowledge and agree that this Agreement shall not be exclusive in any respect.

          8.8. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

          8.9. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date and year first above written.

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY

By:

Name:
Title:




JANUS CAPITAL CORPORATION

By :
Name:
Title:




JANUS SERVICE CORPORATION

By:
Name:
Title:


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

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS



 Name of Separate Account and                 Contracts Funded
 Date Established by-Board of Directors       By Separate Account
 --------------------------------------       -------------------

 Separate Account 42                          Form 19476
 July 1, 1994


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                                   SCHEDULE B
                                   JANUS FUNDS

 Janus Fund












                                      -10-